For further information, contact
John W. Hayden
Senior Vice President, Controller and
Investor Relations
(636) 736-7000
FOR IMMEDIATE RELEASE
REINSURANCE GROUP OF AMERICA’S CHIEF FINANCIAL OFFICER TO SPEAK
AT KEEFE, BRUYETTE & WOODS INSURANCE CONFERENCE
ST. LOUIS, August 31, 2011 — Jack Lay, Senior Executive Vice President and Chief Financial Officer for Reinsurance Group of America, Incorporated (NYSE:RGA), will present at the Keefe, Bruyette & Woods Insurance Conference on Wednesday, September 7, 2011 at approximately 8:45 a.m. (ET).
A live audio webcast of the presentation will be available online at : http://www.kbw.com/news/conferenceInsurance2011.html. Webcast viewers are encouraged to visit the website at least fifteen minutes prior to the presentation to download and install any necessary software. Presentation slides for Mr. Lay will be available at www.rgare.com (through the link on the Investor Relations page).
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with subsidiary companies or offices in Australia, Barbados, Bermuda, Canada, China, Dubai, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Mexico, the Netherlands, Poland, South Africa, South Korea, Spain, Taiwan, the United Kingdom and the United States. At June 30, 2011, the company had approximately $2.7 trillion of worldwide life reinsurance in force and assets of $30.7 billion.
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